Exhibit (c)(5)

August 4, 2014 Project Fusion Special Committee Supplementary Materials

These discussion materials, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Conflicts Committee of the Board of Directors (the “Committee”) of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P. (the “Company”) by Tudor, Pickering, Holt & Co. Securities, Inc. (“TudorPickering”) in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with TudorPickering in connection therewith. The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose without TudorPickering’s express prior written consent. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Board or Directors of the Company (the “Board”), the Company nor TudorPickering takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without TudorPickering’s express prior written consent. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to TudorPickering as of, the date of the materials. Although subsequent developments may affect the contents of the materials, TudorPickering has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Committee, the Board, the Company or any other party to proceed with or effect the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, the Board, the Company, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. TudorPickering’s only opinion will be the opinion, if any, that is actually delivered to the Committee in connection with the Transaction. The materials may not reflect information known to other professionals in other business areas of TudorPickering and its affiliates. The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. TudorPickering has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and TudorPickering expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Committee (including, without limitation, regarding the methodologies to be utilized), and TudorPickering does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. TudorPickering has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security. The materials do not constitute a commitment by TudorPickering or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, TudorPickering and certain of its affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. TudorPickering provides mergers and acquisitions, restructuring and other advisory services to clients. TudorPickering’s personnel may make statements or provide advice that is contrary to information contained in the materials. TudorPickering’s or its affiliates’ proprietary interests may conflict with the Company’s interests. TudorPickering may have advised, may seek to advise and may in the future advise companies mentioned in the materials. Disclaimer 2

Post Tax Financial Analysis of Transaction Consideration Pro Forma Impact Unitholder Tax Impact Analysis Exchange Ratio Analysis Proton and Ion Market Update Table of Contents 3

I. Post Tax Financial Analysis of Transaction Consideration 4

Electron Standalone vs. Transaction Consideration

Post-Tax Analysis

Present Value of Future Electron Unit Price

Cash Available for Distributions to LP Unitholders

Assumptions

- 1/1/2015 valuation date
- 8-year discounted cash available for distribution to LP unitholders analysis
- Includes the present value of:
  - Cash available for distribution to LP unitholders through 2022E (total of 8 years)
  - Terminal unit value based on a 12x - 16x DCF multiple on 2023E DCF/unit
- Cost of equity: 9%-14%
- Post-tax analysis assumptions
  - 80% of future distributions tax deferred
    - 80% of distributions treated as return of capital
    - 20% taxable income stream taxed at ordinary income tax rate
  - 40.5% ordinary income tax rate
  - 23.8% capital gains tax rate
  - Capital gains tax and ordinary income tax rate on depreciation recapture deducted from terminal unit sales price
  - Beginning basis of $22.74 based on estimated average unitholder taxes and transaction price of $37.10 per Electron unit as of 8/1/14
- Mid-year convention for discounting

Valuation Sensitivities

		Forward DCF Multiple		
		12x	14x	16x
Cost of Equity	9.0%	$30.03	$32.54	$35.05
	11.5%	$26.36	$28.45	$30.54
	14.0%	$23.29	$25.04	$26.79

PF Ion Unlevered Discounted Cash Flow Analysis

Per Electron Unit

Assumptions

- 1/1/2015 valuation date
- 8-year unlevered analysis
- Valuation adjusted for transaction consideration per Electron unit
  - Exchange ratio of 0.9142x
  - Cash consideration of $4.65 per unit
- Includes the present value of:
  - Estimated cash flows through 2022E (total of 8 years)
  - Terminal value based on a 10x - 15x 2023E EBITDA
- 7% - 10% cost of capital
- Tax rate of 36.5%
- Post-tax analysis assumptions
  - $3.79 per unit of estimated unitholder taxes per Barclays presentation provided by Management
    - Assumes 40.5% ordinary income tax rate and 23.8% capital gains tax rate
- Mid-year convention for discounting

Valuation Sensitivities

		Terminal Forward EBITDA Multiple		
		10.0x	12.5x	15.0x
WACC	7.0%	$29.78	$38.66	$47.55
	8.5%	$25.29	$33.24	$41.19
	10.0%	$21.31	$28.43	$35.55

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Electron Standalone vs. Transaction Consideration

Post-Tax Valuation Sensitivities

Present Value of Future Electron Unit Price *(Cash Available for Distributions to LP Unitholders)*

PF Ion Unlevered Discounted Cash Flow Analysis[1] *(PF Ion Unlevered Discounted Cash Flow Analysis)*

Electron: +5% EBITDA Proton / Assets at Ion: +5% EBITDA

Cost of Equity	Forward DCF Multiple 12x	14x	16x
9.0%	$31.39	$34.02	$36.65
11.5%	$27.56	$29.75	$31.94
14.0%	$24.35	$26.19	$28.03

WACC	Terminal Forward EBITDA Multiple 10.0x	12.5x	15.0x
7.0%	$32.30	$41.63	$50.95
8.5%	$27.58	$35.93	$44.28
10.0%	$23.40	$30.88	$38.36

Electron: -5% EBITDA Proton / Assets at Ion: -5% EBITDA

Cost of Equity	Forward DCF Multiple 12x	14x	16x
9.0%	$28.67	$31.06	$33.44
11.5%	$25.16	$27.14	$29.13
14.0%	$22.22	$23.88	$25.55

WACC	Terminal Forward EBITDA Multiple 10.0x	12.5x	15.0x
7.0%	$27.26	$35.70	$44.14
8.5%	$22.99	$30.54	$38.09
10.0%	$19.21	$25.97	$32.74

Electron: +5% EBITDA Proton / Assets at Ion: -5% EBITDA

Cost of Equity	Forward DCF Multiple 12x	14x	16x
9.0%	$31.39	$34.02	$36.65
11.5%	$27.56	$29.75	$31.94
14.0%	$24.35	$26.19	$28.03

WACC	Terminal Forward EBITDA Multiple 10.0x	12.5x	15.0x
7.0%	$27.94	$36.50	$45.06
8.5%	$23.61	$31.27	$38.93
10.0%	$19.78	$26.64	$33.50

1) Based on an exchange ratio of 0.9142x and cash consideration of $4.65 per Electron unit. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price.

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Electron Standalone vs. Transaction Consideration

Post-Tax Analysis

Present Value of Future Electron Unit Price

Distributions / Unit

Assumptions

- 1/1/2015 valuation date
- 8-year discounted distribution per unit analysis
- Includes the present value of:
  - Distributions to unitholders through 2022E (total of 8 years)
  - Terminal unit value based on a 6% - 8% terminal yield on 2022E distributions
- Cost of equity: 9%-14%
- Post-tax analysis assumptions
  - 80% of future distributions tax deferred
    - 80% of distributions treated as return of capital
    - 20% taxable income stream taxed at ordinary income tax rate
  - 40.5% ordinary income tax rate
  - 23.8% capital gains tax rate
  - Capital gains tax and ordinary income tax rate on depreciation recapture deducted from terminal unit sales price
- Mid-year convention for discounting

Valuation Sensitivities

Cost of Equity	Terminal Yield: 8%	7%	6%
9.0%	$29.86	$32.00	$34.86
11.5%	$26.20	$27.98	$30.37
14.0%	$23.14	$24.63	$26.63

Present Value of Future PF Ion Share Price

Per Electron Unit

Assumptions

- 1/1/2015 valuation date
- 8-year discounted dividend per share analysis
- Valuation adjusted for transaction consideration per Electron unit
  - Exchange ratio of 0.9142x
  - Cash consideration of $4.65 per unit
- Includes the present value of:
  - Dividends to shareholders through 2022E (total of 8 years)
  - Terminal share value based on a 3% - 7% terminal yield on 2022E dividends
- Cost of equity: 8%-12%
- Post-tax analysis assumptions
  - $3.79 average estimated taxes per Electron unit on transaction date
  - 23.8% qualified dividend income ("QDI") and capital gains tax rate
  - Dividends taxed at QDI tax rate
  - Capital gains tax deducted from terminal share sales price with beginning basis based on Electron unit purchase price minus cash consideration
- Mid-year convention for discounting

Valuation Sensitivities

Cost of Equity	Terminal Yield: 7%	5%	3%
8.0%	$35.18	$42.74	$60.39
10.0%	$31.23	$37.76	$53.00
12.0%	$27.85	$33.50	$46.70

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Electron Standalone vs. Transaction Consideration

Post-Tax Valuation Sensitivities

**Electron: +5% EBITDA
Proton / Assets at Ion: +5% EBITDA**

Present Value of Future Electron Unit Price (Distributions / Unit)

Cost of Equity	Terminal Yield 8%	7%	6%
9.0%	$31.23	$33.48	$36.48
11.5%	$27.41	$29.28	$31.79
14.0%	$24.21	$25.78	$27.88

Present Value of Future PF Ion Share Price[1] (Per Electron Unit)

Cost of Equity	Terminal Yield 7%	5%	3%
8.0%	$36.47	$44.49	$63.21
10.0%	$32.35	$39.28	$55.44
12.0%	$28.82	$34.81	$48.80

**Electron: -5% EBITDA
Proton / Assets at Ion: -5% EBITDA**

Present Value of Future Electron Unit Price (Distributions / Unit)

Cost of Equity	Terminal Yield 8%	7%	6%
9.0%	$28.48	$30.52	$33.24
11.5%	$24.99	$26.68	$28.95
14.0%	$22.06	$23.49	$25.38

Present Value of Future PF Ion Share Price[1] (Per Electron Unit)

Cost of Equity	Terminal Yield 7%	5%	3%
8.0%	$33.87	$41.00	$57.64
10.0%	$30.10	$36.25	$50.63
12.0%	$26.86	$32.19	$44.63

**Electron: +5% EBITDA
Proton / Assets at Ion: -5% EBITDA**

Present Value of Future Electron Unit Price (Distributions / Unit)

Cost of Equity	Terminal Yield 8%	7%	6%
9.0%	$31.23	$33.48	$36.48
11.5%	$27.41	$29.28	$31.79
14.0%	$24.21	$25.78	$27.88

Present Value of Future PF Ion Share Price[1] (Per Electron Unit)

Cost of Equity	Terminal Yield 7%	5%	3%
8.0%	$34.22	$41.47	$58.39
10.0%	$30.41	$36.67	$51.27
12.0%	$27.13	$32.55	$45.19

1) Based on an exchange ratio of 0.9142x and cash consideration of $4.65 per Electron unit. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price.

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II. Pro Forma Impact 9

Pro Forma Electron Impact Pre-Tax Distributable & Distributed Accretion / (Dilution) 10 ___________________________________ Source: Management model. Note: Analysis based on status quo Electron and exchange ratio adjusted pro forma Ion metrics. Exchange ratio based on transaction considerations as of 8/1/14 and adjusted for shares repurchased or sold based on cash surplus / (deficit) resulting from cash consideration and unitholder taxes. Assumes an exchange ratio of 0.9142x and cash consideration of $4.65 per Electron unit. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. Ion shares purchased / sold at transaction price of $35.49 as of 8/1/14. Operating cash flow less maintenance capex. 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E Transaction Exchange Ratio 0.9142x Cash Consideration Received $4.65 Estimated Unitholder Taxes $0.00 Remaining Cash $4.65 XR Adjustment for Net Shares Purchased / (Sold) (1) 0.1311x Adjusted Transaction Exchange Ratio 1.0453x Distributable Cash Flow per Share / Unit Electron $2.63 $2.58 $2.78 $2.83 $2.92 $3.01 $3.09 $3.18 $3.28 Pro Forma Ion (2) $2.34 $2.53 $2.74 $3.14 $3.26 $3.40 $3.54 $3.68 $3.82 Accretion / (Dilution) - $ ($0.29) ($0.05) ($0.05) $0.31 $0.33 $0.39 $0.44 $0.49 $0.54 Accretion / (Dilution) - % (11%) (2%) (2%) 11% 11% 13% 14% 15% 17% Pre-Tax Dividend / Distribution per Share / Unit Electron $2.60 $2.60 $2.73 $2.78 $2.87 $2.96 $3.05 $3.14 $3.23 Pro Forma Ion $2.09 $2.30 $2.53 $2.78 $3.06 $3.37 $3.54 $3.68 $3.82 Accretion / (Dilution) - $ ($0.51) ($0.30) ($0.20) $0.00 $0.19 $0.41 $0.49 $0.54 $0.58 Accretion / (Dilution) - % (20%) (12%) (7%) 0% 6% 14% 16% 17% 18%

Pro Forma Electron Impact Distributable & Distributed Accretion / (Dilution) with Estimated Avg. Unitholder Transaction Taxes 11 ___________________________________ Source: Management model. Note: Analysis based on status quo Electron and exchange ratio adjusted pro forma Ion metrics. Exchange ratio based on transaction considerations as of 8/1/14 and adjusted for shares repurchased or sold based on cash surplus / (deficit) resulting from cash consideration and unitholder taxes. Assumes an exchange ratio of 0.9142x and cash consideration of $4.65 per Electron unit. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. Ion shares purchased / sold at transaction price of $35.49 as of 8/1/14. Operating cash flow less maintenance capex. 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E Transaction Exchange Ratio 0.9142x Cash Consideration Received $4.65 Estimated Unitholder Taxes ($3.79) Remaining Cash $0.86 XR Adjustment for Net Shares Purchased / (Sold) (1) 0.0243x Adjusted Transaction Exchange Ratio 0.9385x Distributable Cash Flow per Share / Unit Electron $2.63 $2.58 $2.78 $2.83 $2.92 $3.01 $3.09 $3.18 $3.28 Pro Forma Ion (2) $2.10 $2.27 $2.46 $2.82 $2.92 $3.05 $3.18 $3.30 $3.43 Accretion / (Dilution) - $ ($0.53) ($0.31) ($0.32) ($0.01) $0.00 $0.04 $0.08 $0.12 $0.15 Accretion / (Dilution) - % (20%) (12%) (12%) (0%) 0% 1% 3% 4% 5% Pre-Tax Dividend / Distribution per Share / Unit Electron $2.60 $2.60 $2.73 $2.78 $2.87 $2.96 $3.05 $3.14 $3.23 Pro Forma Ion $1.88 $2.06 $2.27 $2.50 $2.75 $3.02 $3.18 $3.30 $3.43 Accretion / (Dilution) - $ ($0.72) ($0.54) ($0.46) ($0.28) ($0.13) $0.06 $0.13 $0.16 $0.19 Accretion / (Dilution) - % (28%) (21%) (17%) (10%) (4%) 2% 4% 5% 6%

Pro Forma Proton Impact Sensitivities Pre-Tax Distributable & Distributed Accretion / (Dilution) Distributable Cash Flow per Share / Unit Pre-Tax Dividend / Distributions per Share / Unit 12 ___________________________________ Note: Analysis based on status quo Proton and exchange ratio adjusted pro forma Ion metrics. Exchange ratio based on transaction considerations as of 8/1/14 and adjusted for shares repurchased or sold based on cash surplus / (deficit) resulting from cash consideration and unitholder taxes. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. (14.5%) (11.3%) (6.6%) (4.7%) 3.0% 10.0% 12.4% 13.5% 14.7% (14.5%) (11.3%) (6.6%) (4.7%) 3.0% 10.0% 12.3% 13.4% 14.6% (14.5%) (11.3%) (6.6%) (4.7%) 3.0% 10.0% 12.2% 13.4% 14.5% (14.5%) (11.3%) (6.6%) (4.7%) 3.0% 10.0% 12.1% 13.3% 14.5% 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 7/29, 12.5% Premium 7/16, 10.0% Premium 7/29, 15.8% Premium 7/16, 12.5% Premium

Pro Forma Proton Impact Sensitivities Distributable & Distributed Accretion / (Dilution) with Estimated Avg. Unitholder Transaction Taxes Distributable Cash Flow per Share / Unit Pre-Tax Dividend / Distributions per Share / Unit 13 ___________________________________ Note: Analysis based on status quo Proton and exchange ratio adjusted pro forma Ion metrics. Exchange ratio based on transaction considerations as of 8/1/14 and adjusted for shares repurchased or sold based on cash surplus / (deficit) resulting from cash consideration and unitholder taxes. Assumes Proton negotiated deal of 12.5% premium based on 7/29/14 unit price. (27.6%) (24.8%) (20.9%) (19.2%) (12.7%) (6.8%) (4.8%) (3.8%) (2.8%) (27.6%) (24.8%) (20.9%) (19.2%) (12.7%) (6.8%) (4.9%) (3.9%) (2.9%) (27.6%) (24.8%) (20.9%) (19.2%) (12.7%) (6.8%) (5.0%) (4.0%) (3.0%) (27.6%) (24.8%) (20.9%) (19.2%) (12.7%) (6.8%) (5.0%) (4.0%) (3.0%) 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 7/29, 12.5% Premium 7/16, 10.0% Premium 7/29, 15.8% Premium 7/16, 12.5% Premium

III. Unitholder Tax Impact Analysis 14

Potential Electron Unitholder Transaction Tax Impact Max = $10.30/unit Average(1) = $4.68/unit ___________________________________ Note: Assumes 40.5% ordinary tax rate and 23.8% capital gains tax rate. Assumes 100% of distributions are tax-deferred. Equal weighted average over time. Does not account for current ownership profile. Min = $0.26/unit 1 2 3 4 5 6 Average of $4.68 shown here is a simple average over time and does not account for trading volume, units outstanding over time or the current ownership structure; $3.79 provided by Management reflects an estimated average taxes for an Electron unitholder accounting for the aforementioned factors 15 $- $2 $4 $6 $8 $10 $12 $10 $15 $20 $25 $30 $35 $40 $45 Nov-07 Mar-08 Jul-08 Nov-08 Mar-09 Jul-09 Nov-09 Mar-10 Jul-10 Nov-10 Mar-11 Jul-11 Nov-11 Mar-12 Jul-12 Nov-12 Mar-13 Jul-13 Nov-13 Mar-14 Jul-14 Total Unitholder Taxes Unit Price ($) Unit Price Total Taxes if Sold Today Average Taxes Max Taxes Min Taxes

Electron Trading Volume & Units Outstanding 16 ___________________________________ Source: FactSet. 0 50 100 150 200 250 0 1,000 2,000 3,000 4,000 5,000 Nov-07 Mar-08 Jul-08 Nov-08 Mar-09 Jul-09 Nov-09 Mar-10 Jul-10 Nov-10 Mar-11 Jul-11 Nov-11 Mar-12 Jul-12 Nov-12 Mar-13 Jul-13 Nov-13 Mar-14 Jul-14 Total Units Outstanding (MM) Volume 5 - Day Rolling Average (000s) Volume (5-Day Rolling Average) Units Outstanding

Illustrative Tax Impact Scenarios

	At IPO	Potential Worst Case Tax Scenarios - Selected Entry Dates							Ion Mgmt. Estimated
		1	2	3	4	5	6		
	(11/16/2007)	12/31/2007	10/10/2008	6/25/2010	3/9/2012	11/15/2013	3/25/2014	Average	Unitholder Taxes[2]
Estimated Purchase Price per Unit	$20.00	$25.05	$12.88	$28.81	$35.60	$41.32	$29.19	$28.81	
Less: Total Cash Distributions Since Purchase[1]	12.51	12.51	11.64	9.28	6.10	1.95	1.30	7.13	
Adjusted Basis	$7.49	$12.54	$1.24	$19.53	$29.50	$39.37	$27.89	$21.68	$21.98
Unit Sold @ Transaction Price	$36.34	$36.34	$36.34	$36.34	$36.34	$36.34	$36.34	$36.34	$36.34
Capital Gains Amount	$16.34	$11.29	$23.46	$7.53	$0.74	$0.00	$7.15	$8.36	$7.09
Capital Gains Tax Rate	23.8%	23.8%	23.8%	23.8%	23.8%	23.8%	23.8%	23.8%	23.8%
Capital Gains Taxes	$3.89	$2.69	$5.58	$1.79	$0.18	$0.00	$1.70	$1.99	$1.69
Depreciation Recapture	$12.51	$12.51	$11.64	$9.28	$6.10	$1.95	$1.30	$7.13	5.19
Ordinary Income Tax Rate	40.5%	40.5%	40.5%	40.5%	40.5%	40.5%	40.5%	40.5%	40.5%
Depreciation Recapture Taxes	$5.07	$5.07	$4.71	$3.76	$2.47	$0.79	$0.53	$2.89	$2.10
Total Implied Taxes	**$8.96**	**$7.75**	**$10.30**	**$5.55**	**$2.65**	**$0.79**	**$2.23**	**$4.88**	**$3.79**

(1) Assumes 100% tax shield (all distributions represent return of capital).
(2) Based on 40.5% ordinary income tax rate and 23.8% capital gains tax rate. Assumes usage of passive losses to offset ordinary income.

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IV. Exchange Ratio Analysis 18

Exchange Ratio Analysis 19 Electron Proton Implied Cash Total Pro Forma Implied Cash Total Pro Forma Exchange Price per Consideration Ownership Exchange Price per Consideration Ownership Date Ion Proton Electron Ratio per Unit Unit per Unit Ion Ratio per Unit Unit per Unit Ion 7/16/2014 $36.91 $82.35 $35.56 0.9337x $34.46 $4.65 $39.12 6.0859% 2.1624x $79.81 $10.77 $90.59 31.3143% 7/16/2014 $36.91 $82.35 $35.56 0.9451x $34.88 $4.65 $39.54 6.1229% 2.1887x $80.79 $10.77 $91.56 31.5049% % Change from Original Proposal 1.218% 1.073% 0.609% 1.218% 1.073% 0.609% 7/29/2014 $37.17 $81.89 $34.34 0.9451x $35.13 $4.65 $39.78 6.1236% 2.1887x $81.35 $10.77 $92.13 31.5085% % Change from Original Proposal 1.218% 1.701% 0.620% 1.218% 1.701% 0.620%

V. Proton and Ion Market Update 20

___________________________________ Source: FactSet as of 8/1/2014. Proton select comp group includes the following diversified MLPs: EEP, ETP, EPD, OKS, PAA, SEP and WPZ. Target prices on Proton’s select comp group based off analysts’ guidance provided by FactSet. Median line excludes Proton. Median Target: $84.00 ($/unit) Current Price: $80.47 LP DCF / LP Unit EBITDA ($MM) Proton Wall Street Analyst Targets Price Targets Recommendation Summary 21 Total Recommendations: 9 Proton Select Comp Group: Target Price Summary(1,2) Median(3): 10.3% Management Estimates 45% 44% 11% Buy Hold Sell $5,940 $6,653 $7,372 $5,791 $6,477 $7,018 $5,487 $5,897 $6,384 $5,943 $6,561 $7,491 2014E 2015E 2016E $83.00 $89.00 $77.00 $85.00 $81.00 $90.00 $79.00 RBC Capital Markets: 7-18-14 Restricted: 7-17-14 Jefferies: 7-17-14 Restricted: 7-17-14 Restricted: 7-17-14 Deutsche Bank Research: 7-17-14 Tudor Pickering Holt & Co.: 7-1-14 Restricted: 5-16-14 $9.97 $11.13 $11.37 $5.65 $5.98 $6.28 $5.58 $5.85 $6.06 $5.57 $5.73 $6.15 2014E 2015E 2016E

Proton Selected Company Metrics

($ in millions)

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P
				Distribution Yield						Dist. Growth	Price (3)		Enterprise Value (4)		Net Debt
											DCF/ Unit		EBITDA		
Company	Unit Price	Total Equity Market Value (1)	Enterprise Value	LQA	2014E	2015E	Current % of Dist. to IDR	Current Breakeven Yield (2)	Current Tier (LP / GP)	Current to 2016E CAGR	2014E	2015E	2014E	2015E	2014E EBITDA
Enbridge Energy Partners LP	$33.67	$14,732	$22,851	6.6%	6.6%	7.0%	0%	6.6%	100 / 0	5%	14.9x	14.5x	15.3x	13.0x	3.7x
Energy Transfer Partners LP	56.14	30,316	52,596	6.8%	6.8%	7.1%	36%	10.6%	51 / 49	4%	12.1x	13.4x	11.9x	11.4x	4.0x
Enterprise Products Partners LP	73.30	68,711	83,607	3.9%	4.0%	4.2%	0%	3.9%	100 / 0	8%	16.9x	16.4x	16.0x	15.2x	3.3x
ONEOK Partners LP	55.74	20,017	24,125	5.5%	5.5%	5.9%	29%	7.7%	50 / 50	8%	16.4x	15.9x	14.9x	13.3x	3.3x
Plains All American Pipeline Partne	56.33	31,217	38,443	4.6%	4.6%	5.1%	33%	6.8%	50 / 50	10%	18.7x	15.8x	17.4x	15.2x	3.5x
Spectra Energy Partners LP	51.62	18,520	23,057	4.3%	4.4%	4.8%	19%	5.3%	50 / 50	10%	18.2x	18.0x	15.0x	13.9x	3.8x
Williams Partners LP	50.31	34,474	46,088	7.3%	7.3%	7.8%	30%	10.4%	50 / 50	6%	15.9x	12.2x	15.3x	12.4x	3.7x
Median		$30,316	$38,443	5.5%	5.5%	5.9%	29%	6.8%		8%	16.4x	15.8x	15.3x	13.3x	3.7x
Mean		31,141	41,538	5.6%	5.6%	6.0%	21%	7.3%		7%	16.2x	15.2x	15.1x	13.5x	3.6x
Min		$14,732	$22,851	3.9%	4.0%	4.2%	0%	3.9%		4%	12.1x	12.2x	11.9x	11.4x	3.3x
Max		68,711	83,607	7.3%	7.3%	7.8%	36%	10.6%		10%	18.7x	18.0x	17.4x	15.2x	4.0x
Proton	$80.47	$67,773	$90,192	6.9%	6.9%	7.2%	44%	12.3%	50 / 50	4%	14.3x	13.6x	15.6x	13.9x	3.8x

Source: Company filings, FactSet, Wall Street research, as of 8/1/2014.
(1) GP & IDRs valued at LP yield.
(2) Breakeven yield refers to MLP yield divided by one minus the percentage of cash flows entitled to owners of the incentive distribution rights.
(3) Cash distributed to incentive distribution rights based on the current LP distribution per LP unit.
(4) EBITDA multiples based on FactSet Wall Street median estimates. DCF/unit multiples based on Wall Street research reports.

TUDOR PICKERING HOLT & CO

22

2014E – 2018E forecast per detailed Management projections 2019E – 2023E forecast per Management guidance 5% EBITDA growth (2% baseline, 3% capex growth) Maintenance capex equal to 5% of EBITDA 7.0x growth capex multiple Growth capex funded with 50% equity and 50% debt Neutron distributions paid with additional units in Proton (no cash distributions) Status Quo Proton Financial Overview 23 Management Financial Forecast Management Model Assumptions __________________________________ Source: “Project Fusion Model v07.16.14” as provided by Management, Barclays Project Fusion presentation dated 7/17/2014, company filings, Wall Street Research. Post GP giveback 2014E onwards. ($ in millions, except per unit amounts) CAGR 2012A 2013A 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 14 - '18 14 - '23 EBITDA $4,146 $5,165 $5,943 $6,561 $7,491 $8,191 $9,546 $10,023 $10,524 $11,050 $11,603 $12,183 12.6% 8.3% Capex Maintenance Capex $285 $327 $442 $454 $466 $478 $489 $501 $526 $553 $580 $609 2.6% 3.6% Growth Capex 1,521 3,476 4,615 3,991 6,046 6,019 3,592 2,105 2,210 2,321 2,437 2,558 (6.1%) (6.3%) Total $1,806 $3,803 $5,057 $4,445 $6,512 $6,497 $4,081 $2,606 $2,736 $2,873 $3,017 $3,168 (5.2%) (5.1%) Distributable Cash Flow $3,191 $3,952 $4,472 $4,871 $5,554 $6,124 $7,018 $7,435 $7,863 $8,317 $8,799 $9,309 11.9% 8.5% Distribution Coverage Ratio 1.00x 0.99x 0.99x 0.98x 0.99x 0.99x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x DCF / LP Unit (1) $5.07 $5.39 $5.57 $5.73 $6.15 $6.43 $6.95 $7.08 $7.29 $7.50 $7.71 $7.93 5.7% 4.0% Distributions / LP Unit (1) 4.98 5.33 5.58 5.83 6.18 6.46 6.96 7.09 7.30 7.51 7.72 7.94 5.7% 4.0% Wtd. Avg. LP Units Outstanding 350 403 460 484 505 527 552 572 585 599 614 630 4.7% 3.6% Debt & Credit Statistics Total Debt $17,062 $19,914 $22,201 $24,455 $28,701 $32,404 $33,121 $33,966 $34,784 $35,569 $36,312 $37,003 10.5% 5.8% Debt / EBITDA 4.1x 3.9x 3.7x 3.7x 3.8x 4.0x 3.5x 3.4x 3.3x 3.2x 3.1x 3.0x Other Equity Issuance $1,636 $1,495 $2,658 $1,633 $1,833 $2,018 $3,491 $2,312 $2,497 $2,696 $2,912 $3,146

___________________________________ Source: FactSet as of 8/1/2014. Ion select comp group includes the following public GPs: AHGP, ENLC, ETE, CEQP, NSH, PAGP, TRGP and WGP. Target prices of status quo Ion’s select comp group based off analysts’ guidance provided by FactSet. Median line excludes Ion. Median Target: $38.00 ($/share) Current Price: $35.49 CFPS EBITDA ($MM) Ion Wall Street Analyst Targets Price Targets Recommendation Summary 24 Total Recommendations: 9 Ion Select Comp Group: Target Price Summary(1,2) Median(3): 6.6% Management Estimates 23.5% 8.3% 1.5% Max Average Min (Target Price / Current Price) - 1 $3.02 $5.16 $5.68 $1.74 $1.87 $2.05 $1.72 $1.78 $1.97 $1.72 $1.84 $2.00 2014E 2015E 2016E $40.00 $34.00 $38.00 $38.00 $37.00 $42.00 $37.00 RBC Capital Markets: 7-21-14 Jefferies: 7-17-14 Raymond James: 7-17-14 Restricted: 7-17-14 Restricted: 7-17-14 Deutsche Bank Research: 7-17-14 Tudor Pickering Holt & Co.: 7-1-14 56% 44% Buy Hold Sell

Publicly Traded GPs Includes C-Corps and Pass Throughs 25 ($ in millions, except per unit amounts) ___________________________________ Sources: FactSet Estimates as of 8/1/14, Company Filings, Street Research. Pass through GPs excludes Atlas Energy, Inc. and SemGroup Corporation. Enterprise values and EBITDA metrics are unconsolidated. EBITDA calculated as EBITDA from assets held at the GP plus cash distributions from GP/LP interests in underlying MLP. (1) (2) (2) A B C D E F G H I J Total Dividend Yield Dividend CAGR Enterprise Value Equity Share / Unit Market Enterprise Current - EBITDA Company Price Value Value LQA 2014E 2015E 2016E 2014E 2015E Pass-Throughs Alliance Holdings GP, L.P. $70.17 $4,201 $4,195 5.0% 5.0% 5.4% 8.0% 20.2x 18.4x Energy Transfer Equity, L.P. 54.00 29,360 32,499 2.8% 2.9% 3.6% 26.7% 35.9x 28.5x Crestwood Equity Partners LP 14.71 2,744 3,142 3.7% 3.9% 4.5% 16.8% 24.8x 20.6x NuStar GP Holdings, LLC 41.41 1,766 1,791 5.3% 5.3% 5.4% 5.4% 25.0x 22.6x Plains GP Holdings LP 29.78 18,048 18,566 2.5% 2.4% 2.9% 17.3% 37.8x 31.4x Western Gas Equity Partners LP 55.65 12,182 12,171 1.9% 2.0% 2.4% 24.4% 48.7x 38.2x Median $8,191 $8,183 3.3% 3.4% 4.1% 17.1% 30.5x 25.5x Mean 11,383 12,061 3.5% 3.6% 4.0% 16.4% 32.1x 26.6x Min $1,766 $1,791 1.9% 2.0% 2.4% 5.4% 20.2x 18.4x Max 29,360 32,499 5.3% 5.3% 5.4% 26.7% 48.7x 38.2x C-Corps Ion 35.49 36,492 45,775 4.8% 4.9% 5.3% 7.7% 15.7x 14.8x Targa Resources Corp. 129.46 5,458 5,536 2.1% 2.2% 2.7% 21.3% 30.5x 24.9x EnLink Midstream LLC 36.90 6,080 6,196 2.4% 2.2% 2.7% 21.4% 29.1x 24.1x Williams Companies, Inc. 55.55 41,934 46,283 3.1% 3.1% 4.5% 32.6% 27.5x 19.6x ONEOK, Inc. 63.94 13,291 14,352 3.6% 3.6% 4.1% 11.2% 21.9x 20.2x Median $13,291 $14,352 3.1% 3.1% 4.1% 21.3% 27.5x 20.2x Mean 20,651 23,628 3.2% 3.2% 3.8% 18.9% 24.9x 20.7x Min $5,458 $5,536 2.1% 2.2% 2.7% 7.7% 15.7x 14.8x Max 41,934 46,283 4.8% 4.9% 5.3% 32.6% 30.5x 24.9x C-Corps & Pass-Throughs Median $12,182 $12,171 3.1% 3.1% 4.1% 17.3% 27.5x 22.6x Mean 15,596 17,319 3.4% 3.4% 4.0% 17.5% 28.8x 23.9x Min $1,766 $1,791 1.9% 2.0% 2.4% 5.4% 15.7x 14.8x Max 41,934 46,283 5.3% 5.3% 5.4% 32.6% 48.7x 38.2x

2014E – 2018E forecast per detailed Management projections 2019E – 2023E forecast per Management guidance

Forecast includes dilution from warrants based on treasury stock method; Warrant strike price of $40.00 Status Quo Ion Financial Overview 26 ($ in millions, except per share amounts) Management Financial Forecast Management Model Assumptions __________________________________

Source: “Project Fusion Model v07.16.14” as provided by Management, Barclays Project Fusion presentation dated 7/17/14, company filings, Wall Street Research.

Shares outstanding include dilution from warrants based on the treasury stock method. Warrant exercise price of $40 with implied share price calculated based on a 4.5% yield. Conversion of warrants only through 2017E. CAGR 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 15 - '18 15 - '23 EBITDA Unconsolidated $2,899 $3,102 $3,428 $3,801 $4,257 $4,506 $4,767 $5,043 $5,334 $5,642 11.1% 7.8% Consolidated 7,382 7,993 8,911 9,814 11,225 11,777 12,357 12,966 13,605 14,276 12.0% 7.5% Capex Maintenance Capex $0 $68 $64 $66 $66 $66 $66 $66 $66 $66 (0.8%) (0.3%) Growth Capex 0 0 0 0 0 0 0 0 0 0 Total $0 $68 $64 $66 $66 $66 $66 $66 $66 $66 (0.8%) (0.3%) Distributable Cash Flow $1,782 $1,908 $2,115 $2,189 $2,352 $2,513 $2,682 $2,860 $3,048 $3,247 7.2% 6.9% Dividend Coverage Ratio 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x DCF / Share $1.72 $1.84 $2.00 $2.07 $2.22 $2.37 $2.53 $2.70 $2.87 $3.06 6.4% 6.6% Dividend / Share 1.72 1.84 2.00 2.07 2.22 2.37 2.53 2.70 2.87 3.06 6.4% 6.6% Wtd. Avg. Shares Outstanding (1) 1,036 1,036 1,060 1,059 1,061 1,061 1,061 1,061 1,061 1,061 0.8% 0.3% Unconsolidated Debt & Credit Statistics Total Debt $9,652 $9,916 $10,255 $10,477 $10,587 $10,587 $10,587 $10,587 $10,587 $10,587 2.2% 0.8% Debt / EBITDA 3.3x 3.2x 3.0x 2.8x 2.5x 2.3x 2.2x 2.1x 2.0x 1.9x Consolidated Debt & Credit Statistics Total Debt $36,616 $39,672 $45,059 $48,916 $49,816 $50,826 $51,818 $52,785 $53,719 $54,611 7.9% 4.1% Debt / EBITDA 5.0x 5.0x 5.1x 5.0x 4.4x 4.3x 4.2x 4.1x 3.9x 3.8x Other Equity Issuance $0 $0 $0 $0 $0 $0 $0 $0 $0 $0

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